Exhibit 99.1


                                   Kroll Inc.
                                900 Third Avenue
                            New York, New York 10022


                                                     March 25, 2002


Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

Kroll Inc. has received a letter from Arthur Andersen LLP ("AA") dated March 20, 2002 in which AA represents to Kroll Inc. that the December 31, 2000 audit was subject to AA's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of AA personnel working on audits, availability of national office consultation and availability of personnel at foreign affiliates of AA to conduct the relevant portions of the audit.

                                         KROLL INC.


                                         By: /s/ Michael A. Petrullo
                                            ----------------------------------
                                         Name:  Michael A. Petrullo
                                         Title: Acting Chief Financial Officer